Exhibit 10.129

CORONUS ENERGY CORP.
(the “Corporation”)

Suite 1100 - 1200 West 73rd Ave., Vancouver, B.C., V6P 6G5

Telephone: (604) 267-7078     Facsimile: (604) 267-7080

CONSULTING SERVICES AGREEMENT

Effective January 1, 2013, Earthlight Solar Inc. (“Earthlight”) is to provide the Corporation with advisory and consulting services (the “Services”) in respect of the Corporation’s solar photovoltaic business.

The Corporation is to pay Earthlight $8,000 per month (the “Fee”) for the Services, with the Fee due and payable at the end of each month.

Either party can terminate the Services with notice.

Mark Burgert is a control person of Earthlight, and Mr. Burgert is also a control person of Coronus Solar Inc., the parent company of the Coronus Energy Corp.

Both the Corporation and Earthlight had good right, full corporate power and absolute authority to enter into this Agreement.

The Agreement is dated as of December 26, 2012

CORONUS ENERGY CORP.	EARTHLIGHT SOLAR INC.

Jeff Thachuk	Mark Burgert

Jeff Thachuk	Mark Burgert
President	President